Anchor National
Life Insurance Company

1 SunAmerica Center
Century City
Los Angeles, CA  90067-6022
310-772-6000

Mailing Address:
P.O. Box 54197
Los Angeles, CA 90054-0197        [LOGO] ANCHOR NATIONAL
                                         A SunAmerica Company





VIA EDGAR
---------


October 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:    Variable Annuity Account Two
       Anchor National Life Insurance Company
       File No. 33-81472
       ---------------------------------------

Ladies and Gentlemen:

       Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during the fiscal year ended August 31, 1997, by Variable Annuity Account Two were legally issued, fully paid and non-assessable.

       I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California and the federal laws of the United States of America.



Very truly yours,


/s/ SUSAN L. HARRIS

Susan L. Harris
Senior Vice President and Secretary